Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ASLAN Pharmaceuticals Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan Ordinary Shares, $0.01 par value per share	Other(3)	17,597,059 (4)	$0.02	$375,380.46	0.0001476	$55.41
Total Offering Amounts					$375,380.46		$55.41
Total Fee Offsets							-
Net Fee Due							$55.41

(1)

These ordinary shares, par value $0.01 per share (“Ordinary Shares”), may be represented by the American Depositary Shares (“ADSs”) of ASLAN Pharmaceuticals Limited (the “Registrant”), each of which represents twenty-five Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under separate registration statements on Form F-6, as amended (File Nos. 333-224273 and 333-248632).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $0.0213 per Ordinary Share (or $0.5333 per ADS), which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Capital Market on April 5, 2024.

(4)

Represents 17,597,059 Ordinary Shares (an equivalent of 703,882 ADSs) reserved for future issuance pursuant to restricted stock awards, stock options and other equity-based awards under the 2020 Plan. The number of Ordinary Shares reserved for issuance under the 2020 Plan will automatically increase on January 1st of each year, commencing on January 1, 2021 and ending on (and including) January 1, 2030, by an amount equal to the 4% of the total number of the Registrant’s Ordinary Shares outstanding on December 31st of the preceding calendar year, or such fewer number of Ordinary Shares as determined by the Registrant’s board of directors.